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                                                                    Exhibit 10.6

                                JAMES T. CHIPPAS
                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement"), is made and entered into as of the 24th day of December, 1998 (the "Effective Date"), by and between WEST SUBURBAN BANCORP, INC., an Illinois corporation (the "Employer"), and JAMES T. CHIPPAS, an Illinois resident (the "Executive").

                                    RECITALS

        A. The Executive is currently serving as a Vice President of Loans of West Suburban Bank (the "Bank").

        B. The Employer owns all of the issued and outstanding capital stock of the Bank.

        C. The Employer desires to continue to employ the Executive as an officer of the Bank for a specified term and the Executive is willing to continue such employment upon the terms and conditions hereinafter set forth.

        D. The Employer and the Company recognize that circumstances may arise in which a change of control of the Employer or the Bank through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive which uncertainty may result in the loss of valuable services of the Executive, and the Employer, the Bank and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

        1. POSITION AND DUTIES. The Employer hereby employs Executive as a Vice President of Loans for the Bank, or in such other officer capacity as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by either or both of the Boards of Directors of the Employer or the Company (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff and other assistance, office space and


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accouterments as shall be reasonably necessary and appropriate in the light of such assigned duties.

        2. COMPENSATION. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

               (a) BASE COMPENSATION. The Executive shall receive an aggregate annual minimum base salary at the rate of one hundred and ten thousand dollars ($110,000) payable in installments in accordance with the regular payroll schedule of the Employer. Such base salary shall be subject to review annually commencing in 1999 and shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plans.

               (b) CLUB MEMBERSHIP. The Executive shall be reimbursed for the membership cost, dues and other customary charges at the Cress Creek Country Club. The reimbursement for the membership cost, and any tax on such amount, will be limited to a maximum payment amount to the Executive of twenty thousand dollars ($20,000).

               (c) REIMBURSEMENT OF EXPENSES. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all pre-approved travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder and shall be entitled to attend pre-approved seminars, conferences and meetings relating to the business of the Employer consistent with the Employer's established policies in that regard.

               (d) OTHER BENEFITS. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to officers of the Employer, including, but not limited to, pension, profit-sharing, employee stock ownership plan, supplemental retirement, incentive compensation, bonus, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated officers, PROVIDED, HOWEVER, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Employer.

               (e) WITHHOLDING. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

        3. CONFIDENTIALITY AND LOYALTY. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and may hereafter produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and


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affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of being relieved of all further obligations under this Agreement and of any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

        4. TERM AND TERMINATION.

               (a) BASIC TERM. The term of this Agreement shall begin on the Effective Date and end on December 31, 2001, and shall be extended for one (1) additional year on each December 31 ("Anniversary Date") unless terminated by either party effective as of the last day of the then current term by written notice to that effect delivered to the other party not less than sixty (60) days prior to an Anniversary Date.

               (b) AGREEMENT NON-EXTENSION OR EMPLOYMENT TERMINATION BY
EMPLOYER.

                      (i) In the event of the termination of the Executive's employment under this Agreement by the Employer prior to the last day of the then current term for any reason other than a termination in accordance with the provisions of paragraph (d) of this Section 4, or the non-extension of this Agreement by the Employer in accordance with the provisions of paragraph (a) of this Section 4, the Employer shall continue to pay the Executive the base salary then payable to the Executive and shall continue to provide coverage for the Executive under all plans and benefits otherwise provided to officers of the Employer, unless unable to continue such coverage by law, for the remainder of the term of this Agreement, provided, however, that in the circumstance where this Agreement is not extended, the Executive must remain employed with the Employer to receive such payments and benefits; further provided, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination or non-extension.

                      (ii) In the event this Agreement is not extended in accordance with the provisions of paragraph (a) of this Section 4, the Executive may elect to terminate his


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        employment, and upon such election, the Employer shall pay the Executive a lump sum amount equal to six (6) times the monthly base salary then payable to the Executive, which payment shall be his sole benefit under this Section 4. The election by the Executive must be delivered in writing to the Employer within sixty (60) days of the later of his receipt of notice of the non-extension of this Agreement or the next following Anniversary Date. Payment to the Executive will be made within thirty (30) days of such termination.

                      (iii) If the Employer is not in compliance with its minimum capital requirements or if the payments required under subparagraph (i) or (ii) above would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance.

               (c) CONSTRUCTIVE TERMINATION. If at any time during the term of this Agreement, except in connection with a termination pursuant to paragraph
(d) of this Section 4, the Executive is Constructively Discharged (as hereinafter defined) then the Executive shall have the right, by written notice to the Employer within sixty (60) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and the Executive shall have no rights or obligations under this Agreement other than as provided in Sections 3 and 8 hereof. The Executive shall in such event be entitled to a lump sum payment of compensation and benefits and continuation of the health, life and disability insurance as if such termination of his employment was pursuant to subparagraph (b)(i) of this Section 4.

For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

                      (i) The Executive is not re-elected or is removed from the positions with the Employer or any affiliate set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

                      (ii) The Executive shall fail to be vested by the Employer with the powers and authority of his appointed office; or

                      (iii) The Employer changes the primary employment location of the Executive to a place that is more than thirty (30) miles from the primary employment location as of the Effective Date of this Agreement; or

                      (iv) The Employer otherwise commits a material breach of its obligations under this Agreement.

               (d) TERMINATION FOR CAUSE. This Agreement and the Executive's employment hereunder may be terminated for cause as hereinafter defined. "Cause" shall mean: (i) the Executive's death or his permanent disability, as defined under the Employer sponsored


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disability income insurance program, or in the event there is no such program, the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of twelve (12) consecutive months; (ii) a material violation by the Executive of any applicable material law or regulation respecting the business of the Employer; (iii) the Executive being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Executive from serving as an officer or director of the Employer; or (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. This Agreement may be terminated immediately for any cause except under (iv) above. The Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment under (iv) above, specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.

               (e) TERMINATION UPON DEATH. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. Such payments shall be in full settlement and satisfaction of all payments provided for in this Agreement.

               (f) PAYMENT UPON TERMINATION FOR DISABILITY. The Employer may terminate this Agreement and the Executive's employment after the Executive is determined to be permanently disabled under the Employer sponsored disability income insurance program or by a physician engaged by the Employer. In the event of a dispute regarding the Executive's disability, each party shall choose a physician who together will choose a third physician to make a final determination. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's disability during which the Executive is unable to work due to a physical or mental infirmity. In the event of the termination of this Agreement and the Executive's employment due to the permanent disability of the Executive, the Employer shall continue to pay the Executive each month the lesser of sixty percent (60%) of the monthly base salary then payable to the Executive or five thousand dollars ($5,000), reduced by any amounts received under the Employer sponsored disability income insurance program, and shall continue to provide coverage for the Executive under the health and life insurance programs maintained by the Employer until the earlier of the date the Executive returns to full-time employment, either with the Employer or another employer, or Executive's death. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement in which event no disability of the Executive will be deemed to have occurred.


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               (g) TERMINATION UPON CHANGE OF CONTROL.

                      (i) In the event of a Change in Control (as defined below) and the termination of the Executive's employment or this Agreement under either A or B below, the Executive shall be entitled to a lump sum payment equal to three (3) times the sum of his annual base salary then payable and the average of his most recent three (3) years' annual bonus amounts, if any, subject to the limitations set forth below. The Employer shall also continue to provide coverage for the Executive under the health, life and disability insurance programs for three (3) years following such termination. Payments under this paragraph shall be subject to the limits of subparagraph (g)(ii) below. The following shall constitute termination under this paragraph:

                             A. The Executive terminates his employment by a
                      written notice to that effect delivered to the Board within twenty-four (24) months after the Change in Control.

                             B. This Agreement is terminated by the Employer,
                      the Company or the successor of either in contemplation of or after the Change in Control.

                      (ii) It is the intention of the Employer and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on a Change of Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within one hundred and twenty (120) days following the earlier of (A) the giving of the notice of termination or (B) the giving of notice by the Employer to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in
        Section 280G of the Code, the Executive and the Employer, at the Employer's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth (A) the amount of the Base Period Income of the Executive, (B) the present value of Total Payments and (C) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Employer within ninety (90) days of his receipt of such opinions


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        or, if the Executive fails to so notify the Employer, then as the
        Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (A) the compensation and benefits provided for in Section 2 hereof and (B) any other compensation earned by the Executive pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Executive and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

                      (iii) For purposes of this paragraph, the term "Change in Control" shall mean the following:

                             A. The consummation of the acquisition by any
                      person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Employer or the Bank; or

                             B. The individuals who, as of the date hereof, are
                      members of the Board of the Employer or the Bank cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                             C. Approval by stockholders of the Employer or the
                      Bank of: (1) a merger or consolidation if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer or the Bank outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer or the Bank.


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        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Employer or the Bank is acquired by:
(1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Employer or the Bank; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock of the Employer or the Bank immediately prior to such acquisition.

               (h) REGULATORY SUSPENSION AND TERMINATION.

                      (i) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. Section 1818(e)(3)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall (A) pay the Executive all of the compensation withheld while the contract obligations were suspended and (B) reinstate any of the obligations which were suspended.

                      (ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                      (iii) If the Employer is in default as defined in
        Section 3(x) (12 U.S.C. Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                      (iv) All obligations of the Employer under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                      (v) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) (12 U.S.C. Section 1828(k)) of the Federal Deposit Insurance Act as amended, and any regulations promulgated thereunder.

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        5. NON-COMPETITION COVENANT. The Employer and the Executive have jointly reviewed the operations of the Employer and the Bank and have agreed that an essential ingredient of and part of the consideration for this Agreement and the payment of the amounts described in Section 2, is the agreement of the Executive that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination of the Executive's employment with the Employer, or six (6) months in the event of a termination by the Executive under subparagraph (b)(ii) of Section 4, (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer: (i) by directly or indirectly soliciting any person, corporation, partnership or other entity or organization which at the time of such termination is a customer of the Employer or the Bank to become a customer of; or (ii) by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Employer or the Bank to terminate employment with the Employer or the Bank and become employed by; any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section 5 computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event that a successor assumes and agrees to perform this Agreement, this Restrictive Covenant shall continue to apply only to customers and employees of the Employer and the Bank as they existed immediately before such assumption and shall not apply to any of the successor's customers and employees.

        6. INTERCORPORATE TRANSFERS. If the Executive shall be transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

        7. INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

        8. INDEMNIFICATION.

               (a) INSURANCE. The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement


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with coverage under a standard directors' and officers' liability insurance policy at its expense.

               (b) INDEMNIFICATION UNDER STATE LAW. In addition to the insurance coverage provided for in paragraph (a) of this Section 8, the Employer shall hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

               (c) ADVANCEMENT OF EXPENSES. In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section 8, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive: (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Employer for such Expenses; and (ii) to assign to the Employer all rights of the Executive to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Executive.

        9. GENERAL PROVISIONS.

               (a) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

               (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral, including but not limited to, the change of control agreement between the Executive and the Employer dated April 13, 1998. Except as otherwise explicitly provided


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

herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

               (c) ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

               (d) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement or the Executive's employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in a location selected by the Executive within fifty (50) miles of the main office of the Employer, in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitrator shall be selected by the parties from a list of arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. No later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to eliminate names from the list of proposed arbitrators in this manner until a single proposed arbitrator remains. This remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party's specific requested action or decision, without being permitted to effectuate any compromise position. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

               (e) LEGAL FEES. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

               (f) WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

               (g) NOTICES. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman; or, if to the Executive, to the


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

address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WEST SUBURBAN BANCORP, INC.                     JAMES T. CHIPPAS


By: /s/ DUANE G. DEBS                           /s/ JAMES T. CHIPPAS
--------------------------------------------    --------------------------------
Title: President and Chief Financial Officer    705 Dorchester Drive
                                                Bolingbrook, Illinois  60440-111


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